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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29941) pertaining to the Premier Bancshares, Inc. Directors' Stock Option Plan and the Premier Bancshares, Inc. 1997 Stock Option Plan, in the Registration Statement (Form S-3 No. 333-49979) and related Prospectus of Premier Bancshares, Inc. and subsidiaries for the registration of 171,897 shares of its common stock, in the Registration Statement (Form S-8 No. 333-59475) pertaining to the Premier Bancshares, Inc. 1997 Stock Option Plan and the Premier Bancshares, Inc. Directors' Deferred Stock Unit Plan (formerly the Premier Bancshares, Inc. Directors' Stock Option Plan), in the Registration Statement (Form S-3 No. 333-60245) and related Prospectus Of Premier Bancshares, Inc. for the registration of 1,000,000 shares of its common stock, and in the Registration Statement (Form S-8 No. 333-60249) pertaining to the Premier Bancshares, Inc. Employee Stock Purchase Plan, of our report dated February 5, 1998, except for Note 2, as to which the date is July 2, 1998, with respect to the supplemental consolidated financial statements of Premier Bancshares, Inc. and subsidiaries included in its Current Report on Form 8-K dated September 30, 1998, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

September 29, 1998
Atlanta, Georgia